EXHIBIT 23.2

                CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Mid-Wisconsin Financial Services, Inc. of our report dated January 14, 2000 appearing in Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 relating to the registration of 318,293 shares of its common stock, $.10 par value.

                              WIPFLI ULLRICH BERTELSON LLP



 Wausau, Wisconsin
 May 17, 2000